REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Directors of PARADIGM Multi Strategy Fund I, LLC

In planning and performing our audit of the financial statements of the PARADIGM Multi Strategy Fund I, LLC as of December 31, 2007 and for the year then ended, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the PARADIGM Multi Strategy Fund I,
LLC is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.
A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted the following deficiencies in the internal control over financial reporting and its operations, including controls for safeguarding securities that we consider to be material weaknesses, as defined above, as of December 31, 2007:

1. Failure to commence mailing of the Annual Reports to shareholders within 60 days after year-end as required by Rule 30a-2 of the Investment Company Act of 1940 and the Form N-CSR with the U.S. Securities
Exchange Commission within 70 days after year-end as required by SEC regulations.

2. Failure to timely prepare financial statements.

3. Failure to reconcile Investment Advisors reimbursement of fund expenses.

4. Failure to reconcile and review cash account on a timely basis.

5. Failure to reconcile and review various other accounts on a timely basis.

This report is intended solely for the information and use of management, members and the Board of Directors of the PARADIGM Multi Strategy Fund I, LLC and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
July 25, 2008